Exhibit 16.1

April 24, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 -- 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Esterline Technologies dated April 19, 2000.

Yours truly,

/s/ Deloitte & Touche LLP